UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	333-114210 (Commission File Number)	20-0640002 (I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, New York (Address of Principal Executive Offices)	10106 (Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 28, 2007, the Compensation Committee of the Board of Directors approved the provisions of the form of Non-Qualified Stock Option Agreement pursuant to the Company’s 2006 Stock Incentive Plan. The form will be used under the 2006 Stock Incentive Plan to evidence non-qualified stock options granted to Non-Employee Directors. The form of the Non-Qualified Stock Option Agreement is filed as Exhibit 10.1 hereto and the terms and provisions of the form of the Non-Qualified Stock Option Agreement are incorporated by reference herein.
     On March 6, 2007, the Board of Directors approved certain compensation arrangements for non-employee directors, which include grants of stock options. On March 28, 2007, the Compensation Committee of the Board of Directors approved grants of options to purchase 1,000 shares of common stock consistent with the terms of the Company’s 2006 Stock Incentive Plan to each of the following non-employee directors of the Company: Keith E. Alessi; Paul N. Arnold; and Jason M. Fish. The Board also approved the grant of an option to purchase 5,000 shares of common stock shares to a fourth non-employee director of the Company, Thomas J. Galligan III. Each option has an exercise price equal to the last sales price reported for the Company’s common stock on March 28, 2007, the effective date of the Compensation Committee’s stock option grant approval. For Messrs. Alessi, Arnold and Fish, the options will vest on the first anniversary of the grant dates. For Mr. Galligan, the option will vest in three equal installments on the first, second and third anniversaries of the grant date. The foregoing summary of the stock option grants is qualified in its entirety by reference to the form of the Non-Qualified Stock Option Agreement approved by the Compensation Committee and filed as an Exhibit hereto.
     On March 29, 2007, the Board of Directors of the Company unanimously appointed Kevin McCall as a director of the Company. In connection with Mr. McCall’s appointment, the Board of Directors increased the size of the Board to eight members. Mr. McCall will receive an annual retainer of $20,000, and will be granted an option to purchase 5,000 shares of common stock in accordance with the terms of the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended.
     On March 29, 2007, the Board of Directors of the Company unanimously reconstituted (1) the Audit Committee, such that Keith E. Alessi (Chairman), Jason M. Fish and Thomas J. Galligan III constitute the Audit Committee, (2) the Compensation Committee, such that Paul N. Arnold, Jason M. Fish (Chairman) and Kevin McCall constitute the Compensation Committee, and (3) the Nominating and Corporate Governance Committee, such that Paul N. Arnold, Jason M. Fish (Chairman) and Thomas J. Galligan III constitute the Nominating and Corporate Governance Committee.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits.

10.1	Form of the Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Company’s 2006 Stock Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: April 2, 2007	By:	/s/ RICHARD PYLE
Richard Pyle
Chief Financial Officer

EXHIBIT INDEX

10.1	Form of the Non-Qualified Stock Option Agreement for Non-Employee Directors pursuant to the Company’s 2006 Stock Incentive Plan.